                                                                   EXHIBIT 10.49
                                       Translation for information purposes only
                                       -----------------------------------------


--------------------------------------------------------------------------------
                                DEED TERMINATING
                               A COMMERCIAL LEASE
--------------------------------------------------------------------------------


BETWEEN

COMPAGNIE DES ENTREPOTS ET MAGASINS GENERAUX DE PARIS, a societe anonyme having a share capital of 12,047,375.06 euros, with its registered office at Saint-Denis la Plaine (Seine Saint-Denis) 50, avenue du President Wilson, registered with the Registre du Commerce et des Societes de Bobigny (Bobigny Commercial and Corporate Registry) under number B 582 074 944,

Represented by Mr. Bruno KAHAN, Directeur General Adjoint (Deputy Managing Director), domiciled in the registered office,


                                        Hereinafter referred to as the "Lessor,"

                                                                OF THE ONE HAND,




AND

EQUINIX INC., an American company having its registered office at 2450 BAYSHORE PARKWAY, Mountain View, California 94043 (the United States), and registered in the State of Delaware,

Represented by Mr. Chris Birdsong, duly authorized for the purposes hereof pursuant to a power of attorney attached hereto,

                                        Hereinafter referred to as the "Lessee",

                                                              OF THE OTHER HAND,


Hereinafter collectively referred to as the "Parties" or the "Party"

WHEREAS:

Pursuant to a private deed dated July 28th, 2000, registered on August 3rd, 2000, the Compagnie des Entrepots et Magasins Generaux de Paris (EMGP) granted a commercial lease to Equinix Inc. (EQUINIX) over the entire building 137 located Parc des Portes de Paris, 50, Avenue du President Wilson in Saint-Denis la Plaine (Seine Saint-Denis), as well as a strip of bare fenced-off land along the north side of said building for a term of 12 consecutive and complete years, with 6 fixed years starting at the latest on April 1st, 2001 (the "Lease").

Pursuant to the Lease, the Lessee is only entitled to terminate the Lease at the end of the second triennial period by giving to the Lessor a 6 months' prior notice by extra-judicial deed (acte extra-judiciaire).

The parties have come together in order to determine, for conciliation purposes, the way the Lease should be treated.

As EQUINIX wanted to early terminate this Lease and as the LESSOR accepted under certain conditions certified by EQUINIX, the parties have agreed to formalise their agreement in this deed.

NOW, THEREFORE, THE PARTIES HAVE AGREED AS FOLLOWS:

CLAUSE 1: TERMINATION

By way of exception to the "term" clause under the Lease, the Parties mutually agree to terminate the Lease, related to all premises rented by the Lessee, located Parc des Portes de Paris, 50, Avenue du President Wilson in Saint-Denis la Plaine (Seine Saint-Denis), which is comprised of the entire building 137 and a strip of bare fenced-off land along the north side of building 137 having an approximate area of 15,545 sq. m., upon the LESSEE express request.

CLAUSE 2: EFFECTIVE DATE

Subject to the collection by the LESSOR of all the amounts set forth in clauses 4, 5 and 7 below, the termination shall be effective as of September 30th, 2001.

The LESSOR will take over the premises as they are on the execution date hereof. The LESSEE states that it never moved into the premises and that it never occupied them. The premises are free of any occupation, material and goods. It also states that it made no works that may generate the reconditioning of such premises.

The LESSOR will be responsible for the opening of the premises and for the changing of the locks in order to recover their free disposal on the agreed date.

CLAUSE 3: DEPOSIT

By express agreement between the Parties, the LESSOR shall not return the deposit, which amounts to FF 3,831,842.50 (exclusive of taxes), paid by the LESSEE, as provided for in clause 21 of the General Terms and Conditions of the Lease.

CLAUSE 4: INDEMNITY FOR LOSS OF RENT

Considering the period in use of 6 months to rent the premises again, the Lessee shall pay the Lessor, as an indemnity for loss of rent, charges and accessories, the sum of FF 9,582,250.30, corresponding to 6 months of rent (inclusive of taxes) including charges and accessories (inclusive of taxes).

This sum shall be paid by transfer that the LESSEE shall solicit to its bank and justify thereof to the LESSOR, at the latest on September 10th, 2001.

CLAUSE 5: COMPENSATORY INDEMNITY

The LESSEE shall pay, as an indemnity for any future or current damage suffered by the LESSOR under this deed, the amount of FF 2,392,000.00 (inclusive of taxes).

This sum shall be paid by transfer that the LESSEE shall solicit to its bank and justify thereof to the LESSOR, at the latest on September 10th, 2001.

ARTICLE 6: RETURN OF THE BANK GUARANTEE

Pursuant to clause 9.1 of the Lease, the LESSEE has provided the LESSOR with a bank guarantee N(degree)2.00004608C from the SOCIETE GENERALE, which warrants, to the LESSOR, the payment of any amounts whatsoever, that may be due by the LESSEE under any conditions of the Lease, up to FF 9,582,250,30.

The LESSOR shall return this bank guarantee to the LESSEE, upon the collection of any amounts due by the LESSEE under this deed.

CLAUSE 7 - PAYMENT OF THE AMOUNTS DUE TO DATE

The Lessee shall pay to the LESSOR the entire rent (VAT and charges included) that corresponds to the period between July 1st, 2001 and September 30th, 2001, that is to say the sum of FF 4,791,125.19.

This sum shall be paid by transfer that the LESSEE shall solicit to its bank and justify thereof to the LESSOR, at the latest on September 10th, 2001.

CLAUSE 8 - NOTICES

This out-of-court termination shall be notified by to LESSEE to the potential creditors who may benefit from a pledge or a lien on the goodwill, according to section 14 of Law dated March 17th, 1909.

This termination will only be final one month after the notice sent to such creditors, if any.

Clause 9 - LIABILITY

The LESSEE shall not be liable towards the LESSOR or any other person for the damages occurred in the rented premises and caused to third parties, due to such premises between July 28th, 2000 and September 30th, 2001.

The LESSOR represents in addition that it will renounce any claim for liability against the LESSEE and that it shall not claim any indemnity from the LESSEE for any similar future damage.

CLAUSE 10 - REPRESENTATION

The LESSEE, as representative of its corporate officers, represents that:

o the company is not in a situation of suspension of payment, judicial recovery or winding-up, or the object of a procedure for provisional interruption of proceedings.

o    nothing may prevent the above mentioned termination.


CLAUSE 11 - COSTS

The Parties shall respectively bear their costs, duties and fees.

Executed in La Plaine Saint Denis,
On September 7th, 2001
In two originals.

LA COMPAGNIE DES ENTREPOTS                                               EQUINIX
ET MAGASINS GENERAUX DE PARIS